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                                                                  EXHIBIT 4.5


                        AMERICAN RESTAURANT GROUP, INC.

                   MANAGEMENT REGISTRATION RIGHTS AGREEMENT


            AGREEMENT, dated as of February 25, 1998, between AMERICAN RESTAURANT GROUP, INC., a Delaware corporation (the "Company"), and ANWAR S. SOLIMAN, PATRICK J. KELVIE, WILFRED H. PARTRIDGE, WILLIAM J. McCAFFREY,
JR., MEREDITH R. TAYLOR and RALPH ROBERTS (together with any subsequent member of management who purchases common stock of the Company pursuant to a subscription agreement, the "Management Stockholders").

            WHEREAS, the Company will enter into common stock subscription agreements (the "Subscription Agreements"), to be dated the date hereof, with the Management Stockholders pursuant to which the Company will issue and sell shares of the Company's common stock, $0.01 par value per share (the "Common Stock") (together with any securities issued in exchange therefor or in substitution thereof, the "Management Shares") to the Management Stockholders; and

            WHEREAS, in order to induce the Management Stockholders to acquire the Management Shares the Company has agreed to provide the Management Stockholders with certain registration rights with respect to the Management Shares.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Management Stockholders and the Company hereby agree as follows:

      1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Purchase Agreement, dated as of February 13, 1998 , between Jefferies & Company, Inc. (the "Purchaser") and the Company,. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" of any specified person, means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Business Day" means any day other than (i) Saturday or Sunday or
(ii) a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to be closed.

            "Capital Stock" means, with respect to any Person, any capital stock of such Person and shares, interests, participations, or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into corporate stock), warrants or options to purchase any of the foregoing, including without limitation, each class
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of common stock and preferred stock of such Person, if such Person is a corporation, and each general or limited partnership interest or other equity interest of such Person, if such Person is a partnership.

            "DTC"  means The Depository Trust Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Holders" means the Persons with a beneficial interest in the Management Shares or other Registrable Securities.

            "Initiating Holders" means one or more Holders owning individually or in the aggregate not less than the Requisite Securities.

            "Officer's Certificate" means a certificate signed by any one of the Chairman, any Vice Chairman, any Chief Executive Officer, any Senior Vice President or the Chief Financial Officer.

            "Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities.

            "Public Equity Offering" means an underwritten public offering managed by a nationally recognized member of the National Association of Securities Dealers of Capital Stock of any Person pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

            "Purchaser Warrant Shares" means the 9,315 shares of Common Stock issuable upon exercise of certain warrants issued to the Purchaser (the "Purchaser Warrants").

            "Registrable Securities" means any of (i) the Management Shares or any other Shares ("Other Shares") of Common Stock issuable to Management Stockholders, including pursuant to any stock option plan, and (ii) any other securities issued or issuable with respect to any Management Shares or Other Shares by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Registration Statement, (ii) such securities are eligible for sale to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) promulgated under
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the Securities Act, (iii) such securities shall have been otherwise transferred by such Holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

            "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), preparing, printing, filing, duplicating and distributing the Registration Statement and the related prospectus, the cost of printing stock certificates, the cost and charges of any transfer agent, printing expenses, messenger, telephone and delivery expenses, reasonable fees and disbursements of counsel for the Company and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Selling Holders), and reasonable fees and expenses of one counsel for the Holders (which counsel shall be reasonably acceptable to the Company).

            "Registration Statement" shall mean any appropriate registration statement of the Company filed with the SEC pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

            "Requisite Securities" shall mean a number of Registrable Securities equal to not less than 25% of the Registrable Securities held in the aggregate by all Holders.

            "Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

            "Rule 144A" means Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

            "Rule 158" means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.
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            "Rule 174" means Rule 174 promulgated by the SEC pursuant to the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

            "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

            "Rule 424" means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended form time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

            "SEC"  means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "Securityholders and Registration Rights Agreement" means the securityholders and registration rights agreement , to be dated the date hereof, providing the Purchaser and its direct and indirect transferees with, among other things, certain registration rights and tag-along rights for the Warrants and the Warrant Shares.

            "Selling Holder" shall mean a Holder who is selling Registrable Securities in accordance with the provisions of this Agreement.

            "Special Counsel" means any special counsel to the Holders, for which Holders will be reimbursed pursuant to this Agreement.

            "Voting Trust Agreement" means the Voting Trust and Transfer Agreement, dated as of the date hereof, among the Company, Anwar S. Soliman, as Trustee, and the Management Stockholders, as amended, supplemented or otherwise modified from time to time.

            "Warrant Holders" means Persons with a beneficial interest in the Warrant Shares, the Purchaser Warrant Shares or any other securities issued in exchange for or in substitution for the Warrant Shares or the Purchaser Warrant Shares.

            "Warrant Shares" the Purchaser Warrant Shares together with the shares issuable upon exercise of the Warrants.
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            "Warrants" means the 35,000 Common Stock Purchase Warrants to purchase initially 93,150 shares of Common Stock, at an initial exercise price of $ .01 per share, sold to the Purchaser pursuant to the Purchase Agreement.

            2. Demand Registration. (a) From time to time after 180 days following the completion by the Company of a Public Equity Offering, one or more Initiating Holders owning individually, or in the aggregate not less than the Requisite Securities may request in writing that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof (the "Demand Request"). The Company will give written notice of the Demand Request to all registered holders of Registrable Securities within fifteen (15) days of receipt thereof. Within 120 days of receipt of the Demand Request the Company will, subject to the terms of this Agreement, file a Registration Statement and use its best efforts to effect the registration under the Securities Act of:

                (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

               (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 20 days after the giving of such written notice by the Company (which request shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition of such Registrable Securities);

              (iii) all shares of securities which the Warrant Holders may elect to register in connection with the offering of Registrable Securities pursuant to this Section 2; and

               (iv) all shares of securities which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Section 2,

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional securities so to be registered.

            (b) Registrations under this Section (each, a "Demand Registration") shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

            (c) The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2. The Selling Holders shall pay the underwriting discounts, commissions, and transfer taxes, if any, in connection with each Registration Statement requested under this Section 2, which costs shall be allocated pro rata
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among all Selling Holders on whose behalf Registrable Securities of the Company are included in such registration, on the basis of the respective amounts of the Registrable Securities then being registered on their behalf.

            (d) The Holders shall be entitled to request two (2) registrations pursuant to this Section 2. A Registration Statement requested pursuant to this
Section 2 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has been declared effective by the SEC and (ii) the Company has complied in a timely manner and in all material respects with all of its obligations under this Agreement; provided, (i) if, after such Registration Statement has become effective, the offering of Registrable Securities pursuant to such Registration Statement is or becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental or administrative agency or court that prevents, restrains or otherwise limits the sale of Registrable Securities under such Registration Statement for any reason, other than by reason of some act or omission by any Holder participating in such registration, and does not become effective within a reasonable period of time thereafter, such period not to exceed 60 days from the date of such stop order, injunction, or other governmental order or requirement, (ii) the Registration Statement does not remain effective under the Securities Act until at least the earlier of (A) an aggregate of 90 days after the effective date thereof or (B) the consummation of the distribution by the Selling Holders of all of the Registrable Securities covered thereby or (iii) if the Selling Holders are not able to sell at least 70% of the Registrable Securities to be included therein, less any Registrable Securities withdrawn or excluded from such Demand Registration in accordance with the provisions hereof, then, in each case, such Registration Statement shall be deemed not to have been effected. For purposes of calculating the 90-day period referred to in the preceding sentence, any period of time during which such Registration Statement was not in effect shall be excluded. The Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration.

            (e) If a requested registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter or underwriters shall advise the Company in writing (with a copy to each Holder requesting registration) that, in such managing underwriter's or underwriters' opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the Holders, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such Holders and (ii) second, securities held by other Persons, including the Company.

            3. Piggy-Back Registration. (a) If at any time after the Company has completed a Public Equity Offering the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of the holders of any class of its Common Stock in a firmly
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underwritten Public Equity Offering (other than (i) a Registration Statement on
Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a Registration Statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event fewer than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing within 20 days after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder) (a "Piggy-Back Registration"). Upon the written request of any such Holder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement that covers the securities which the Company proposes to register, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration upon request under
Section 2, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 2.

            (b) The Company shall use its reasonable efforts to cause the managing underwriter or underwriters of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included in the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to these provisions by giving written notice to the Company of its request to withdraw prior to the effective date of such registration statement.

            (c) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 3 and the Selling Holders shall pay the underwriting discounts, commissions, and transfer taxes, if any, relating
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to the sale of such Selling Holders' Registrable Securities pursuant to this
Section 3, such costs being allocated pro rata among all Selling Holders on whose behalf Registrable Securities of the Company are included in such registration on the basis of the respective amounts of Registrable Securities then being registered on their behalf.

            (d) Priority in Piggy-Back Registrations. If a registration pursuant to this Section 3 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, the Company will, if requested by any Holder and subject to the provisions of this Section 3, use its reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. Notwithstanding anything to the contrary, if the managing underwriter of such underwritten offering shall, in writing, inform the Holders requesting such registration and the holders of any of the Company's other securities which shall have exercised registration rights in respect of such underwritten offering of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then, the Company will be required to include in such registration statement only the amount of securities that it is so advised should be included in such registration. In such event, (x) in cases initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities that the Company proposes to register, (ii) second, the securities that have been requested to be included in such registration by Management Stockholders and Warrant Holders (pro rata on the amount of securities sought to be registered by such Holders and Management Holders), and (iii) third, the securities that have been requested to be included in such registration by Persons (other than Management Stockholders and Warrant Holders) entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata on the amount of securities sought to be registered by such Persons); and (y) in cases not initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering as follows: (i) first, the securities of any person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such person is a Holder, there shall be no priority as among Holders and securities sought to be included by Holders shall be included pro rata based on the amount of securities sought to be registered by such persons), (ii) second, the securities that have been requested to be included in such registration by Holders and Warrant Holders (pro rata on the amount of securities sought to be registered by such Holders and Warrant Holders), (iii) third, securities of other persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such persons) and (iv) fourth, the securities which the Company proposes to register.

            4. Registration Procedures. In connection with any Demand Registration or Piggy-back Registration, the Company shall (provided that it will not be required to take any action pursuant to this Section 4 that would, in the opinion of counsel for the Company, violate applicable law):
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            (a) No fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), if requested, furnish to the Holders, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act, and shall use reasonable efforts to reflect in each such document filed pursuant to a Demand Registration, when so filed with the SEC, such reasonable comments as the Holders, their Special Counsel and the managing underwriters, if any, may propose in writing; provided, however, that the Company shall not be deemed to have kept a Registration Statement effective during the applicable period if it voluntarily takes or fails to take any action that results in Selling Holders covered thereby not being able to sell such Registrable Securities pursuant to Federal securities laws during that period;

            (b) Take such action as may be necessary so that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated herein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;

            (c) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;
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            (d) Notify the Selling Holders, their Special Counsel and the managing underwriters, if any, promptly (and in any case within 15 Business Days), and (if requested by any such Person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time any of the representations and warranties of either the Company contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vii) of the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate;

            (e) Use its reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

            (f) If requested by the managing underwriters, if any, or the Holders of a majority in aggregate number of the Registrable Securities being sold in connection with such offering reasonably in advance of the filing thereof, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders reasonably agree should be included therein, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement;
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            (g) Furnish to Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested as soon as practicable after the filing of such documents with the SEC;

            (h) Deliver to each Selling Holder, their Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

            (i) Prior to any public offering of Registrable Securities, use its reasonable efforts to register or qualify or cooperate with the Holders of Registrable Securities to be sold or tendered for, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform "blue sky" investigations and file registrations and qualifications required to be filed pursuant to this Section 4(i); to use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to use its reasonable best efforts do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where they are not then so qualified or to take any action that would subject them to general service of process in any such jurisdiction where they are not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

            (j) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with the DTC, and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of Registrable Securities;

            (k) Use its best efforts to cause the offering of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States; provided, however, that the Company shall not be required to register the Registrable Securities in any jurisdiction that would subject them to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or to require the Company to qualify to do business in any jurisdiction where it is not then so qualified;

            (l) Upon the occurrence of any event contemplated by Section 4(d)(vi) or 4(d)(vii), as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the occurrence of any event contemplated by paragraph 4(d)(vi) or 4(d)(vii) above, the Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made;

            (m) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate number of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by it), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing or sole underwriters, addressed to the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such and underwriters (iii) obtain customary "comfort" letters and updates thereof (including, if such registration includes an underwritten public offering, a "bring down" comfort letter dated the date of the closing under the underwriting agreement) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business which may hereafter be acquired by the Company for which financial statements and financial data are required to be included in the Registration Statement), addressed to each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and such other matters as reasonably required by the managing underwriter or underwriters and as permitted by the Statement of Auditing Standards No. 72; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the Selling Holders and the underwriters, if any, than those set forth in Section 8 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate number of Registrable Securities covered by such Registration Statement and the managing underwriters); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in aggregate number of the Registrable Securities being sold, their Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause 4(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

            (n) Make available for inspection by the Selling Holders, the managing underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such Selling Holders or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company, and cause the officers, directors, agents and employees of the Company (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such Inspectors in connection with such Registration, provided, however, the Company may first require that such Persons agree to keep confidential any non-public information relating to the Company received by such Person and not disclose such information (other than to an Affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this
      Section 4(o)) until such information has been made generally available to the public (other than as a result of a disclosure or failure to safeguard by such Inspector), unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities (including the National Association of Insurance Commissioners, or similar organizations or their successors); without limiting the foregoing, no such information shall be used by such Inspector as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;

            (o) Comply with all applicable rules and regulations of the SEC and make generally available to their security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

            (p) Use its best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement.

            The Company may require each Selling Holder as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the applicable Registration Statement and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information promptly after receiving such request.

            If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

            Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(d)(ii), 4(d)(iii), 4(d)(v) or 4(d)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(l) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the 90-day period referred to in Section 2(d) shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 3(l) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

      5. Certain Limitations, Conditions and Qualifications to the Company's Obligations Under Sections 2 and 3.

            The obligations of the Company described in Sections 2 and 3 of this Agreement are subject to each of the following limitations, conditions and qualifications:

            (a) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of any Holder to make sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by it under the registration covenants described in Sections 2 hereof; provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of (A) 30 days after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (B) 120 days after the date of the determination of the Board of Directors of the Company referred to in the next sentence, and the duration of such postponement or suspension shall be excluded from the calculation of the 90-day period described in Section 2(d) hereof. Such postponement or suspension may only be effected if the Board of Directors of the Company determines in good faith that the filing or effectiveness of, or sales pursuant to, such registration statement would materially impede, delay or interfere with any financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its affiliates (whether or not planned, proposed or authorized prior to the exercise of demand registration rights hereunder or any other registration rights agreement) or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential. If the Company shall so postpone the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, a Registration Statement it shall, as promptly as possible, notify any Selling Holders of such determination, and the Selling Holders shall (y) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the Selling Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice, or (z) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension. Any Demand Registration as to which the withdrawal election referred to in the preceding sentence has been effected shall not be counted for purposes of the two Demand Registrations referred to in Section 2(d) hereof.

            (b) The Company shall not be required by this Agreement to include securities in a Registration Statement relating to a Piggy-back Registration above if, in the written opinion of counsel to the Company addressed to the Holders seeking registration and delivered to them, the Holders of such securities seeking registration would be free to sell all such securities within the next succeeding three-month period, without registration under Rule 144 under the Securities Act, which opinion may be based in part upon the representation by the Holders of such securities seeking registration, which representation shall not be unreasonably withheld, that all requirements under the Securities Act for effecting such sales are satisfied at such time.

            (c) The Company's obligations shall be subject to the obligations of the Selling Holders to furnish all information and materials and not to take any and all actions as may be required under Federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement.

            (d) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant to this Agreement unless such audit is requested by the underwriters with respect to such registration.

            6. Indemnification. (a) The Company agrees to indemnify and hold harmless (i) each Selling Holder (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of each Selling Holder, each broker-dealer participating in an offering subject to this Agreement or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Person or the Underwriter.

            (b) In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all reasonable fees and expenses; provided, however, that the failure to so notify the Company shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Company and the Company was not otherwise aware of such action or claim). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. The Company shall not, without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

            (c) In connection with any Registration Statement in which a Holder is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless each of the Company, its directors, its officers, agents and employees and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the directors, officers, agents or employees of such controlling persons, to the same extent as the foregoing indemnity from the Company to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such Registration Statement or any Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. In case any action shall be brought against the Company, any of their directors, any such officer, agent or employee or any person controlling the Company based on such Registration Statement and in respect of which indemnity may be sought against any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein and participate in defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Indemnified Person, by Sections 6(b) and 6(d) hereof.

            (d) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Person or is insufficient to hold such Indemnified Person harmless in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Indemnified Person on the other hand from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each such Indemnified Person in connection with the statements or omissions (or alleged statements or omissions) which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an the Company as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the total net proceeds received by it in connection with the sale of the securities pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Company may otherwise have to the Indemnified Persons referred to above. The Indemnified Persons' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective amount of securities included in any such Registration Statement by each Indemnified Person and not joint.

            7. Rules 144 and 144A

            The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Holder, make available other information as required by, and so long as necessary to permit, sales of its Registrable Securities pursuant to Rule 144A. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

            8. Underwritten Registrations

            (a) If any of the Registrable Securities covered by any Registration Statement pursuant to a Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company, subject to the consent of the Holders of a majority in aggregate number of such Registrable Securities included in such offering (which will not be unreasonably withheld or delayed).

            No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            (b) Each Holder agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the issue being registered or a similar security of the Company or any securities convertible or exchangeable or exercisable for such securities including a sale pursuant to Rule 144 or Rule 144A (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 90 days after, the closing date of each underwritten offering made pursuant to such registration statement (or such shorter period as the managing underwriter or underwriters may agree), to the extent timely notified in writing by the Company or by the managing underwriter or underwriters.

            9. Miscellaneous. (a) Remedies. In the event of a breach by the Company, or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (b) No Inconsistent Agreements. Without the written consent of the Holders of a majority of the then outstanding Registrable Securities, the Company shall not grant to any person the right to request it to register any of its equity securities under the Securities Act (other than pursuant to the Securityholders and Registration Rights Agreement) unless the rights so granted are subject in all respects to the prior rights of the Holders set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

            (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the written consent of the Holders of a majority of the then outstanding Registrable Securities is obtained; provided, however, that, for the purposes of this Agreement, Registrable Securities that are owned, directly or indirectly, by the Company or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate number of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

            (d) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, or facsimile:

                (i)     if to the Company:

                        American Restaurant Group, Inc.
                        450 Newport Center Drive
                        Newport Beach, California  92660
                        Fax: (714) 721-8941
                        Attention:  Chief Financial Officer

                        with a copy to:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, New York  10017
                        Fax: (212) 455-2502
                        Attention:  Philip T. Rugger, III

               (ii) if to the Holders, to their addresses as set forth below their signatures hereto.

              (iii) if to any other person who is then a registered Holder, to the address of such Holder as it appears in the share register of the Company.

            Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

            (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

            (g) Governing Law; Submission to Jurisdiction.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

            (h) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

            (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

            (k) Entire Agreement. This Agreement, together with the Subscription Agreements and the Voting Trust Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, the Subscription Agreement, and the Voting Trust Agreement, supersede all prior agreements and understandings between the parties with respect to such subject matter.

            IN WITNESS WHEREOF, the parties hereto have executed this Management Registration Rights Agreement as of the date first above written.

                                             AMERICAN RESTAURANT GROUP, INC.


                                             By:  /s/William J. McCaffrey, Jr.
                                                 -----------------------------
                                             Name:   William J. McCaffrey, Jr.
                                             Title:  Vice President and Chief
                                                     Financial Officer


                                             /s/Wilfred H. Partridge
                                             --------------------------------
                                             Name:   Wilfred H. Partridge



                                             Printed Address:
                                             1211 Sun Valley Road
                                             Solana Beach, CA  92075

            IN WITNESS WHEREOF, the parties hereto have executed this Management Registration Rights Agreement as of the date first above written.

                                             AMERICAN RESTAURANT GROUP, INC.


                                             By:  /s/William J. McCaffrey, Jr.
                                                 -----------------------------
                                             Name:   William J. McCaffrey, Jr.
                                             Title:  Vice President and Chief
                                                     Financial Officer


                                             /s/Patrick J. Kelvie
                                             ---------------------------------
                                             Name:   Patrick J. Kelvie



                                             Printed Address:
                                             36 Jennings Lane
                                             Atherton, CA  94027

            IN WITNESS WHEREOF, the parties hereto have executed this Management Registration Rights Agreement as of the date first above written.

                                             AMERICAN RESTAURANT GROUP, INC.


                                             By:  /s/William J. McCaffrey, Jr.
                                                 -----------------------------
                                             Name:   William J. McCaffrey, Jr.
                                             Title:  Vice President and Chief
                                                     Financial Officer


                                             /s/William J. McCaffrey, Jr.
                                             ---------------------------------
                                             Name:   William J. McCaffrey, Jr.

                                             Printed Address:
                                             2525 Ocean Boulevard, Apt. G-4
                                             Corona Del Mar, CA  92625

            IN WITNESS WHEREOF, the parties hereto have executed this Management Registration Rights Agreement as of the date first above written.

                                             AMERICAN RESTAURANT GROUP, INC.


                                             By:  /s/William J. McCaffrey, Jr.
                                                 -----------------------------
                                             Name:   William J. McCaffrey, Jr.
                                             Title:  Vice President and Chief
                                                     Financial Officer


                                             /s/Meredith R. Taylor
                                             ---------------------------------
                                             Name:   Meredith R. Taylor



                                             Printed Address:
                                             13830 Skyline Boulevard
                                             Woodside, CA  94062

            IN WITNESS WHEREOF, the parties hereto have executed this Management Registration Rights Agreement as of the date first above written.

                                             AMERICAN RESTAURANT GROUP, INC.


                                             By:  /s/William J. McCaffrey, Jr.
                                                 -----------------------------
                                             Name:   William J. McCaffrey, Jr.
                                             Title:  Vice President and Chief
                                                     Financial Officer


                                             /s/Ralph S. Roberts
                                             ---------------------------------
                                             Name:   Ralph S. Roberts



                                             Printed Address:
                                             880 Hillsborough Avenue
                                             Hillsborough, CA 94010

            IN WITNESS WHEREOF, the parties hereto have executed this Management Registration Rights Agreement as of the date first above written.

                                             AMERICAN RESTAURANT GROUP, INC.


                                             By:  William J. McCaffrey, Jr.
                                                 -----------------------------
                                             Name:   William J. McCaffrey, Jr.
                                             Title:  Vice President and Chief
                                                     Financial Officer


                                             /s/Anwar Soliman
                                             ---------------------------------
                                             Name:   Anwar Soliman



                                             Printed Address:
                                             375 Camden Place
                                             Laguna Beach, CA 92651